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                                                            Exhibit 99.B-(a)(14)

                               ING PARTNERS, INC.

                             ARTICLES OF AMENDMENT

          ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the following series as follows:

OLD NAME                                             NEW NAME
ING Salomon Brothers Investors Value                 ING American Century Large Company Value
Portfolio - Initial Class                            Portfolio - Initial Class

ING Salomon Brothers Investors Value                 ING American Century Large Company Value
Portfolio - Adviser Class                            Portfolio - Adviser Class

ING Salomon Brothers Investors Value                 ING American Century Large Company Value
Portfolio - Service Class                            Portfolio - Service Class

ING Aeltus Enhanced Index Portfolio - Initial        ING Fundamental Research Portfolio - Initial
Class                                                Class

ING Aeltus Enhanced Index Portfolio - Adviser        ING Fundamental Research Portfolio - Adviser
Class                                                Class

ING Aeltus Enhanced Index Portfolio - Service        ING Fundamental Research Portfolio - Service
Class                                                Class

          SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on January 6, 2005.

          THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

          FOURTH: The foregoing amendment shall be effective on May 2, 2005.

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          IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on this day of _________________, 2005.


                                                 ING PARTNERS, INC.


                                                 By: /s/ James M. Hennessy
                                                     ---------------------------
                                                     James M. Hennessy
                                                     President

WITNESS:


 /s/ Huey P. Falgout
------------------------
Huey P. Falgout
Secretary

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                                  CERTIFICATE

          THE UNDERSIGNED, President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                 /s/ James M. Hennessy
                                                 -------------------------------
                                                 James M. Hennessy
                                                 President

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                               ING PARTNERS, INC.

                              MARYLAND CORPORATION

                            ESTABLISHED: MAY 7, 1997

                             MARYLAND ID# D04680500